Exhibit 10.23

EIGHTH AMENDMENT AND MODIFICATION TO

LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made this 8th day of April, 2004, by and among SHERWOOD BRANDS OF VIRGINIA, LLC (“VA”), SHERWOOD BRANDS, LLC (“MD”), SHERWOOD BRANDS OF RI, INC. (“RI”), ASHER CANDY, INC. (formerly known as Asher Candy Acquisition Corporation) (“Asher”), SHERWOOD BRANDS, INC. (“Guarantor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank (the “Lender”).  VA, MD, RI and Asher are referred to collectively as “Borrowers” or each as a “Borrower”.

BACKGROUND

A.            Borrowers, Guarantor and Lender entered into that certain Loan and Security Agreement dated June 12, 2001 (as amended by that certain First Amendment and Modification to Loan and Security Agreement dated April 30, 2002, that certain Second Amendment and Modification to Loan and Security Agreement dated September 5, 2002, that certain Third Amendment and Modification to Loan and Security Agreement dated April 7, 2003, that certain Fourth Amendment and Modification to Loan and Security Agreement dated May 30, 2003, that certain Fifth Amendment and Modification to Loan and Security Agreement dated July 30, 2003,  that certain Sixth Amendment and Modification to Loan and Security Agreement dated November 24, 2003 and that certain Seventh Amendment and Modification to Loan and Security Agreement dated February 13, 2004 and as the same may be further amended from time to time, the “Loan Agreement”).

B.            Borrowers, Guarantor and Lender desire to further amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Permitted Out-of Formula Amount.

(a)           During the period commencing on the date hereof through and including June 12, 2004 only, in addition to the sums otherwise available to Borrowers as Revolving Loans supported by the Borrowing Base, Borrowers may borrow an additional amount equal to One Million Dollars ($1,000,000.00) (the “Permitted Out-of-Formula Amount”) as Revolving Loans.

(b)           Commencing on June 13, 2004 and at all times thereafter, no Permitted Out-of-Formula Amount shall be available to Borrowers.

(c)           Notwithstanding anything in this Amendment to the contrary, in no event will the sum of the (i) Revolving Loans and Letters of Credit supported by the Borrowing Base, plus (ii)Revolving Loans and Letters of Credit supported by the Permitted Out-of-Formula Amount, exceed the Maximum Revolving Credit, less any Reserves.

2.             Certain Inventory.  Notwithstanding anything in the Loan Agreement to the contrary, inventory of Borrowers consisting of Christmas Gift items which otherwise satisfies all other requirements for Eligible Inventory may be included in the calculation of the Borrowing Base prior to May 1, 2004 (the date on which such inventory would otherwise be eligible for inclusion in accordance with the Loan Agreement); provided, however, the maximum amount of such inventory included in the calculation of the Borrowing Base (prior to the application of the applicable advance rate and prior to May 1, 2004) shall not exceed Two Hundred Eighty-Five Thousand Dollars ($285,000.00).

3.             Subordinated Debt.

(a)           In addition to all of the other conditions set forth in that certain Subordination Agreement among Borrowers, Lana, LLC and Lender dated July 30, 2003 (as amended, the “Subordination Agreement”), at any time during which the Permitted Out-of-Formula Amount is available to Borrowers, Borrowers shall not make any payments of principal, interest or of any other nature on indebtedness to Lana, LLC.

(b)           Contemporaneously with the execution of this Amendment, Borrowers shall cause Lana, LLC to execute and deliver to Lender an amendment to the Subordination Agreement in form and content satisfactory to the Lender, pursuant to which Lana, LLC shall acknowledge and agree (i) that all indebtedness of Borrowers to Lana, LLC shall be fully subordinated to all Obligations, regardless of whether or not such indebtedness to Lana, LLC is evidenced by a note or any other instrument, (ii) that the outstanding principal balance of the indebtedness of Borrowers to Lana, LLC is at least Three Million Five Hundred Thousand Dollars ($3,500,000.00) and (iii) to the additional condition on payment of the indebtedness to Lana, LLC set forth above.

4.             Outside Accounts.

(a)           Borrowers and Guarantor represent and warrant to Lender that attached hereto as Schedule 3 is a complete listing of all accounts of Borrowers and Guarantor maintained with any bank or other financial institution other than Lender (collectively, the “Outside Accounts”).

(b)           On or before May 30, 2004, Borrowers and Guarantor shall cause to be delivered to Lender control agreements with respect to Lender’s security interest in each of the Outside Accounts, which control agreements must be in form and content satisfactory to Lender.

5.             Appraisals.  Lender intends to obtain a current appraisal of all equipment of Borrowers and a desk-top review of previously performed appraisals of Borrowers’ real estate.  Borrowers shall be fully liable for all costs and expenses incurred by Lender in connection with such appraisal and review, which sums may be deducted by Lender from any deposit account of Borrowers maintained with Lender or charged as a Revolving Loan.  Borrowers shall fully cooperate with respect to such equipment appraisal such that the equipment appraisal is completed on or before May 30, 2004.

6.             Further Agreements and Representations. Each Borrower and Guarantor does hereby:

(a)           ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement and the other Loan Documents are valid, binding and in full force and effect;

(b)           covenant and agree to perform all of such Borrower’s and Guarantor’s obligations under the Loan Agreement and the other Loan Documents, as amended;

(c)           acknowledge and agree that as of the date hereof, neither any Borrower nor Guarantor has any defense, set-off, counterclaim or challenge against the payment of any sums owing under any of the Obligations, as amended, or the enforcement of any of the terms of the Loan Agreement or of the other Loan Documents, as amended;

(d)           acknowledge and agree that except as heretofore disclosed to Lender by Borrowers in writing, all representations and warranties of Borrowers and Guarantor contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

(e)           represent and warrant that no Event of Default or event which with the delivery of notice, passage of time or both would constitute an Event of Default exists or will exist and all information described in the foregoing Background is true and accurate; and

(f)            covenant and agree that Borrowers’ or Guarantor’s failure to comply with the terms of this Amendment or any of the documents executed or delivered to Lender pursuant to the terms hereof shall constitute an Event of Default under the Loan Agreement.

7.             Additional Documents; Further Assurances.  Borrowers and Guarantor covenant and agrees to execute and deliver to Lender, or to cause to be executed and delivered to Lender contemporaneously herewith, at the sole cost and expense of Borrowers, all documents, agreements, statements, resolutions, certificates, consents and information as Lender may require in connection with the matters or actions described herein.  Borrowers and Guarantor further covenant and agree to execute and deliver to Lender or to cause to be executed and delivered at the sole cost and expense of Borrowers, from time to time, any and all other documents, agreements, statements, certificates and information as Lender shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Lender’s interest in the Collateral.  All such documents, agreements, statements, etc., shall be in form and content acceptable to Lender in its reasonable sole discretion.

8.             Release.  Borrowers and Guarantor acknowledge and agree that they have no claims, suits or causes of action against Lender and hereby remise, release and forever discharge Lender and its officers, directors, shareholders, employees, agents, successors and assigns from any claims, suits or causes of action whatsoever, in law or equity, which any Borrower or Guarantor has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

9.             Certain Fees, Costs, Expenses And Expenditures.  Borrowers will pay all of the Lender’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses, appraisal costs and fees and expenses of counsel retained by Lender and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.  Nothing contained herein shall limit in any manner whatsoever Lender’s right to reimbursement under any of the Loan Documents.

10.           No Further Amendment; No Course of Dealing.  Nothing contained herein constitutes an agreement or obligation by Lender to grant any further amendments with respect to any of the Loan Documents.  Any waiver or implied waiver by Lender of any obligations or covenants of Borrowers, Guarantor or any of them, under the Loan Documents is expressly terminated and rescinded and Borrowers shall strictly perform and comply with all obligations and covenants under the Loan Documents.

11.           Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

12.           Construction.  Any capitalized terms used in this Amendment not otherwise defined shall have the meaning as set forth in the Loan Agreement.

13.           Binding Effect.  This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.           Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

15.           Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

16.           No Third Party Beneficiaries.  The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

17.           Headings.  The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

18.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

LENDER:		BORROWERS:

WACHOVIA BANK, NATIONAL ASSOCIATION		SHERWOOD BRANDS OF VIRGINIA, LLC
a Virginia limited liability company

By:	/s/ George C. Kyvernitis	By:	SHERWOOD BRANDS, INC.,
Georgios C. Kyvernitis, Director			Sole Member

			By:	/s/ Amir Frydman
Amir Frydman

SHERWOOD BRANDS, LLC,
a Maryland limited liability company

		By:	SHERWOOD BRANDS, INC.,
Sole Member

			By:	/s/ Amir Frydman
Amir Frydman
Executive Vice President

SHERWOOD BRANDS OF RI, INC.

		By:	/s/ Amir Frydman
Amir Frydman
Executive Vice President

ASHER CANDY, INC.

		By:		/s/ Amir Frydman
Amir Frydman
Executive Vice President

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

(SIGNATURES CONTINUED FROM PREVIOUS PAGE)

GUARANTOR:

SHERWOOD BRANDS, INC.

By:	/s/ Amir Frydman
Amir Frydman
Executive Vice President

SCHEDULE 3

OUTSIDE ACCOUNTS

Bank of America - Account Number 0000 0070 6660 maintained by Sherwood Brands, Inc.